SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

DELTA APPAREL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

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DELTA APPAREL, INC.
2750 Premiere Parkway, Suite 100
Duluth, Georgia 30097
Telephone (678) 775-6900

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
NOVEMBER 11, 2004

TO THE SHAREHOLDERS OF DELTA APPAREL, INC.:

     NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of Delta Apparel, Inc., a Georgia corporation will be held on Thursday, November 11, 2004, at 10:00 a.m. local time at our corporate offices located at 2750 Premiere Parkway, Suite 100, Duluth, Georgia 30097, for the following purposes, as more fully described in the proxy statement accompanying this notice:

1.	To elect eight directors to serve until the next annual meeting of shareholders or until their successors have been duly elected and qualified;

2.	To vote on a proposal to approve the Delta Apparel, Inc. 2004 Non-Employee Director Stock Plan pursuant to which up to 25,000 shares of Delta Apparel’s common stock, par value $0.01 per share, may be issued as director compensation through December 31, 2009;

3.	To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending July 2, 2005; and

4.	To transact such other business as may properly come before the annual meeting or any adjournment or adjournments thereof.

         Only stockholders of record at the close of business on September 17, 2004, are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof.

         All shareholders are cordially invited to attend the annual meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. In the event you are able to attend the meeting, you may revoke your proxy and vote your shares in person.

By Order of the Board of Directors,

Martha M. Watson
Secretary

October 1, 2004
Duluth, Georgia

ELECTION OF DIRECTORS
STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
EXECUTIVE OFFICERS
MANAGEMENT COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
PERFORMANCE GRAPH
COMPARISON OF TOTAL RETURN AMONG DELTA APPAREL, INC., AMEX US MARKET INDEX, AND AMEX WHOLESALE & RETAIL TRADE INDEX
REPORT OF THE COMPENSATION COMMITTEE AND COMPENSATION GRANTS COMMITTEE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPANTS
RELATED PARTY TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
DIRECTOR STOCK PLAN
RATIFICATION OF SELECTION OF AUDITORS
INFORMATION RELATED TO OUR INDEPENDENT ACCOUNTANTS
OTHER BUSINESS
FINANCIAL INFORMATION
REPORT OF THE AUDIT COMMITTEE
SOLICITATION OF PROXIES
PROPOSALS OF SECURITY HOLDERS
APPENDIX A

DELTA APPAREL, INC.
2750 Premiere Parkway, Suite 100
Duluth, Georgia 30097
Telephone (678) 775-6900

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

November 11, 2004

General

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Delta Apparel, Inc., a Georgia corporation, of proxies for the annual meeting of shareholders to be held on November 11, 2004, at 10:00 a.m. local time. The annual meeting will be held at our corporate offices located at 2750 Premiere Parkway, Suite 100, Duluth, Georgia 30097. These proxy solicitation materials shall be first mailed on or about Friday, October 1, 2004, to all shareholders entitled to notice of, and to vote at, the annual meeting. We will refer to Delta Apparel, Inc. in this proxy statement as either “Delta Apparel” or the “company”.

     All materials filed by us with the Securities and Exchange Commission can be obtained through the SEC’s web site at www.sec.gov or through our web site at www.deltaapparel.com.

Purpose of the Annual Meeting

     At our annual meeting, holders of our common stock will be asked:

1.	To elect eight directors to serve until the next annual meeting of shareholders or until their successors have been duly elected and qualified;

2.	To vote on a proposal to approve the Delta Apparel, Inc. 2004 Non-Employee Director Stock Plan pursuant to which up to 25,000 shares of Delta Apparel’s common stock, par value $0.01 per share, may be issued as director compensation through December 31, 2009. (We will refer to the plan in this proxy statement as the “Non-Employee Director Stock Plan”);

3.	To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending July 2, 2005; and

4.	To transact such other business as may properly come before the annual meeting or any adjournment or adjournments thereof.

Record Date and Share Ownership

     The close of business on Friday, September 17, 2004, has been fixed as the record date for determining the holders of shares of our common stock entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. As of that date, there were 4,145,181 shares of our common stock, $0.01 par value, outstanding and entitled to vote at the annual meeting. Each share is entitled to one vote.

Voting

     Only shareholders of record on the record date will be entitled to vote at the annual meeting. If any shareholder is unable to attend the annual meeting, the shareholder may vote by proxy. When the proxy is returned properly completed, it will be voted as directed by the shareholder on the proxy. Shareholders are urged to specify their choices on the enclosed proxy. If a proxy is signed and returned without choices specified, in the absence of contrary instructions, the shares of our common stock represented by the proxy will be voted “FOR” the (1) election to the Board of Directors of the nominees described herein, (2) approval of the Non-Employee Director Stock Plan, (3) ratification of the appointment of Ernst & Young LLP as independent auditors for the company for fiscal year 2005, and in the discretion of the proxy holders as to all other matters that may properly come before the annual meeting or any adjournment or adjournments thereof.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. If the shares are held in the shareholder’s name, the proxy may be revoked by (i) sending written notice of revocation to our Secretary, Martha M. Watson, (ii) executing and delivering to our Secretary a proxy bearing a later date, or (iii) attending the annual meeting and giving notice of revocation to our Secretary or giving notice of revocation in open meeting prior to the proxy being voted. Attendance at the annual meeting will not in and of itself constitute a revocation of a proxy. Any written notice revoking a proxy should be sent to: Delta Apparel, Inc., 2750 Premiere Parkway, Suite 100, Duluth, Georgia 30097, Attention: Martha M. Watson, Secretary. If you are a beneficial owner of shares held in “street name” by your broker, you should follow the directions provided by your broker regarding how to revoke the proxy.

Quorum and Voting Requirement

     The presence, either in person or by proxy, of the holders of two-thirds of the outstanding shares of common stock at September 17, 2004 is necessary to constitute a quorum at the annual meeting. Directors will be elected by a plurality of the votes cast at the annual meeting. Shareholders do not have the right to cumulate their votes with respect to the election of directors. Approval of the Non-Employee Director Stock Plan and ratification of the appointment of Ernst & Young LLP as independent auditors will require the affirmative vote of holders of a majority of the shares voting on the issue at the annual meeting. Abstentions and broker non-votes, which are separately tabulated, are included in the determination of the number of shares present for quorum purposes, but have no effect on the election of directors, the vote to approve the Non-Employee Director Stock Plan or the ratification of the appointment of Ernst & Young as independent auditors. Shareholders do not have any dissenters’ rights or appraisal rights with respect to any matter described in this proxy statement.

Other

     A copy of our 2004 Annual Report to Shareholders is being furnished with this Proxy Statement to each shareholder of record as of the Record Date.

ELECTION OF DIRECTORS

(Item 1)

     Our by-laws provide that the number of directors to be elected at any meeting of shareholders may be determined by the board of directors. Our board of directors has determined that eight directors shall be elected at the annual meeting. The shareholders’ common stock may not be voted cumulatively in the election of directors.

     The eight persons listed below are nominees for election as directors at the annual meeting to serve until our next annual meeting of shareholders or until their successors are duly elected and qualified. Unless authority to vote at the election of directors is withheld, it is the intention of the persons named in the enclosed form of proxy to nominate and vote for the persons named below, all of who are currently directors. Each such person is a citizen of the United States. There are no family relationships among the directors and our executive officers.

     We believe that all of the nominees will be available and able to serve as directors. In the event any nominee is not available or able to serve, the shares represented by the proxies will be voted for such substitute as shall be designated by the board of directors.

Committee
Name, Age &		Assignments 2004	Director
Business Address	Principal Occupation	and 2005	Since
David S. Fraser (66)*	Business Consultant	Audit	2002
3010 Rivermeade Lane, NW	Atlanta, Georgia (1)
Atlanta, GA 30327

William F. Garrett (63)*	President & Chief Executive Officer	Compensation	1999 (9)
1071 Avenue of the Americas	Delta Woodside Industries, Inc.	Compensation Grants
New York, NY 10018	Greenville, South Carolina (2)

Robert W. Humphreys (47)	President & Chief Executive Officer		1999
300 N. Main Street, Suite 201	Delta Apparel
Greenville, SC 29601	Duluth, Georgia (3)

Dr. Max Lennon (64)*	President of Education &	Audit	1999 (9)
Post Office Box 1775	Research Services (ERS)	Compensation
Mars Hill, NC 28754	Mars Hill, North Carolina (4)	Corporate Governance

E. Erwin Maddrey, II (63)*	President of Maddrey & Associates	Compensation	1999 (9)
233 N. Main Street, Suite 200	Greenville, South Carolina (5)	Corporate Governance
Greenville, SC 29601

Philip J. Mazzilli, Jr. (63)*	Business Consultant	Audit (2005 only)	2004
321 Edwards Brook Lane	Atlanta, Georgia (6)
Canton, GA 30115

Buck A. Mickel (48)*	President & Chief Executive Officer	Compensation	1999 (9)
Post Office Box 6721	RSI Holdings, Inc.	Corporate Governance
Greenville, SC 29606	Greenville, South Carolina (7)

David Peterson (52)*	Chairman & Chief Executive Officer	Compensation	2003
1002 Lullwater Road	The North Highland Company	Compensation Grants
Atlanta, GA 30307	Atlanta, Georgia (8)

*	Independent within the meaning of AMEX Rule 121A as determined by our board of directors.

     (1) David S. Fraser served as Chief Financial Officer and Treasurer of Graphic Industries, Inc. from 1994 until 1997. Graphic Industries, Inc. was a publicly held commercial printing company. From 1997 until 1998, Mr. Fraser was a private investor and a business consultant. In 1998, Mr. Fraser became Vice President and Chief Financial Officer of Crown Crafts, Inc., a publicly held manufacturer of home textile products. He served in this capacity until 2000. Since 2000, Mr. Fraser has been a private investor and a business consultant. Mr. Fraser is also a director of Jameson Inns, Inc. and is a member of their audit committee.

     (2) William F. Garrett served as a divisional Vice President of J. P. Stevens & Company, Inc. from 1982 to 1984, and as a divisional President of J. P. Stevens & Company, Inc. from 1984 until 1986. From 1986 until June 2000 he served as the President of Delta Mills Marketing Company, a division of a subsidiary of Delta Woodside Industries, Inc. or its predecessors (collectively, “Delta Woodside”). Mr. Garrett became President and Chief Executive Officer of Delta Woodside in June 2000. Delta Woodside is in the business of manufacturing and selling textile fabric. Mr. Garrett is also a director of Delta Woodside.

     (3) Robert W. Humphreys was elected President and Chief Executive Officer of Delta Apparel in December 1999. He was elected President of the Delta Apparel Company division of Delta Woodside in April 1999. He served as Vice President-Finance and Assistant Secretary of Delta Woodside from May 1998 to November 1999. From January 1987 to May 1998, Mr. Humphreys was President of Stevcoknit Fabrics Company, the former knit fabrics division of a subsidiary of Delta Woodside.

     (4) Dr. Max Lennon was President of Clemson University from March 1986 until August 1994. He was President and Chief Executive Officer of Eastern Foods, Inc., which was engaged in the business of manufacturing and distributing food products, from August 1994 until March 1996. He served as President of Mars Hill College from 1996 until 2002. Currently, Mr. Lennon is President of Education and Research Services (ERS), a nonprofit economic development organization. He also serves as a director of Delta Woodside and Duke Energy Corporation. During fiscal year 2003, Dr. Lennon attended the Harvard Faculty Program for continuing education on board governance.

     (5) E. Erwin Maddrey, II was President and Chief Executive Officer of Delta Woodside from its founding in 1984 until June 2000. He is currently the President of Maddrey & Associates, which oversees its investments and provides consulting services. Mr. Maddrey is the chairman of the board of directors. He also serves as a director of Delta Woodside and Kemet Corporation.

     (6) Philip J. Mazzilli, Jr. was Executive Vice President and Chief Financial Officer of Nova Corporation, a payment services company from 1999 until 2000. From February 2000 until December 2003, Mr. Mazzilli was the Chief Financial Officer of Equifax. Equifax is a publicly traded company in the business of providing information for global commerce. Since 2003, Mr. Mazzilli has been a financial and business consultant.

     (7) Buck A. Mickel was a Vice President of Delta Woodside from its founding in 1984 until November 1989. He served as Vice President and a director of RSI Holdings, Inc. from before 1990 until January 1995 and as Vice President of RSI Holdings, Inc. from September 1996 until July 1998 and has served as President, Chief Executive Officer and a director of RSI Holdings, Inc. from July 1998 to the present. RSI Holdings, Inc. is in the business of locating and providing labor to industrial companies in the United States. Mr. Mickel also serves as a director of Delta Woodside.

     (8) David Peterson is currently the Chairman and Chief Executive Officer of The North Highland Company, a management and technology consulting services firm based in Atlanta, Georgia. Mr. Peterson has served in this role since the start of the North Highland Company in 1992. Previously, he held management positions with Georgia-Pacific Corporation and Arthur Andersen & Co. Mr. Peterson has over thirty years of business experience, including assisting large multi-national enterprises, small entrepreneurial and medium sized organizations improve their businesses. During fiscal year 2003, Mr. Peterson attended Emory University’s continuing education program for board governance. In the past year, Mr. Peterson attended Emory University Goizueta Directors Institute for continuing education on Board Governance.

     (9) Served as a director of Delta Woodside or any predecessor company to Delta Woodside for one or more years prior to Delta Apparel’s spin-off from Delta Woodside on June 30, 2000.

     Mr. C. C. Guy, who has been a director since 1999, is retiring and will not stand for re-election.

     Our directors hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified.

Board and Committee Information

     Our board of directors held eight meetings during the fiscal year ended July 3, 2004. Each director attended or participated in at least 75% of the meetings of the board and of any committee on which such director served.

Code of Ethics

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, rules promulgated thereunder by the SEC and Section 807 of the American Stock Exchange (“AMEX”) Listed Companies Manual, our board of directors adopted a code of business conduct and ethics known as the Ethics Policy Statement that applies to all of our employees, including but not limited to our Chief Executive Officer and our Chief Financial Officer (who is also our principal accounting officer). The Ethics Policy Statement is available on our web site at www.deltaapparel.com. Any amendments or waivers to provisions applicable to our Chief Executive Officer or our Chief Financial Officer will be posted on our web site.

Director Independence

     The AMEX requires that a majority of our directors meet the criteria for independence set forth in Sections 121(A) and 802 of the AMEX Listed Company Guide. Generally, an “independent director” is a director who is not also an officer or employee of the company or any parent or subsidiary of the company. In addition, no director qualifies as independent unless the board of directors affirmatively determines that the director does not have a material relationship with the company that would interfere with the exercise of independent judgment. Our board of directors has reviewed the relationships between each member of the board and the company. Based on its review, our board of directors has affirmatively determined that with the exception of Robert W. Humphreys, President and Chief Executive Officer, none of our current directors have any material relationship with the company and each is “independent” within the independence standards set forth in Section 121(A) of the AMEX Listed Company Guide at this time.

Board Committees

     Our board of directors has an audit committee, a compensation committee, a compensation grants committee and a corporate governance committee. All members of these committees are independent as defined by Section 121(A) of the AMEX Listed Company Guide. Our board designates the members of these committees and has adopted written charters for each of these committees, setting forth the roles and responsibilities of each committee. These charters are available on our web site at www.deltaapparel.com.

Audit Committee

     In September 2004, our board of directors adopted a revised audit committee charter in order to address various changes in the role and responsibilities of the audit committee in light of the enactment of the Sarbanes-Oxley Act of 2002, rules promulgated thereunder by the Securities and Exchange Commission and new corporate governance rules adopted by AMEX. A copy of the new audit committee charter is included as Appendix 1 to this proxy statement.

     Our audit committee serves as an independent and objective party to oversee the financial and reporting processes of our company, the audits of the financial statements of our company and our company’s internal control system. Our audit committee appoints (subject to shareholder ratification), evaluates, and, when appropriate, replaces the registered public accounting firm or “outside auditors” engaged to audit our financial statements and perform other audit, review, or attest services for our company, determines the compensation and other terms of engagement of our outside auditors, and oversees their work. The outside auditors report directly to our audit committee. Our audit committee also oversees the internal audit function of our company. In addition, our audit committee is responsible for establishing procedures for the receipt, retention, and treatment of complaints received by the company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by company employees of concerns regarding questionable accounting or auditing matters. Our audit committee held four meetings during the fiscal year ended July 3, 2004.

     After considering relationships between each member of the audit committee and our company and our subsidiaries and reviewing the qualifications of the members of the audit committee, our board of directors has determined that all current members of the audit committee are “independent” as that term is defined in both Section 121(A) of the AMEX’s listing standards and Section 10A of the Securities Exchange Act of 1934, as amended, and Rule 10A-3(b)(1) thereunder. Furthermore, our board of directors has determined that Mr. David S. Fraser qualifies as an audit committee financial expert, as defined in Item 401(h) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Compensation Committee and Compensation Grants Committee

     Our compensation and compensation grants committees assist our board in fulfilling its oversight responsibilities relating to senior executive and director compensation. Our compensation committee oversees, reviews and administers all of the company’s present and future compensation and executive benefit plans and programs except for equity compensation plans, director benefit plans and plans pursuant to which compensation may be granted which is intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). The compensation grants committee oversees, reviews and administers equity compensation plans, director benefit plans and plans pursuant to which performance-based compensation may be granted, except that the full board is expected to oversee, review and administer the Non-Employee Director Stock Plan if it is approved by shareholders at the annual meeting.

     Our compensation committee reviews and submits to the board of directors suggested executive officers’ salaries and bonuses, other than bonuses under our Short-Term Incentive Compensation Plan (the “Short-Term Incentive Compensation Plan”). Our compensation grants committee grants awards under our Incentive Stock Award Plan (the “Incentive Stock Award Plan”), options under our 2000 Stock Option Plan (the “Stock Option Plan”), and bonuses under our Short-Term Incentive Compensation Plan. Our compensation committee held three meetings and our compensation grants committee held two meetings during the fiscal year ended July 3, 2004.

Corporate Governance Committee

     Our corporate governance committee identifies, interviews and recommends to the board candidates for election to the board. They also review and report to the board as to various corporate governance matters. Our corporate governance committee held two meetings during the fiscal year ended July 3, 2004.

     The corporate governance committee does not currently retain the services of any director search firm to assist in identifying and evaluating director candidates for its consideration, although it may do so from time to time in the future. Accordingly, no fees have been paid to a search firm or other third party in the past fiscal year.

     The process for identifying and evaluating nominees for director, including nominees recommended by shareholders, involves compiling names of potentially eligible candidates, evaluating candidates’ qualifications, conducting interviews with candidates, and meeting to consider and recommend final candidates to the board of directors. The corporate governance committee will consider director nominees recommended by holders of our common stock, and there is no difference in the manner in which our corporate governance committee evaluates nominees for directors who are recommended by a shareholder and nominees who are selected by our company.

The corporate governance committee is authorized to retain (and terminate) search firms to assist it in identifying candidates to serve as directors of the company and has sole authority to approve the fees payable to such search firm and other terms of their retention. Our newest board member, Philip J. Mazzilli, Jr. was recommended to our company by our President and Chief Executive Officer, Robert W. Humphreys.

     Our director nominations policy is posted on our web site at www.deltapparel.com. At a minimum, a nominee for our board must (i) be over 21 years of age at the time of election; (ii) have experience in a position with a high degree of responsibility in a business or other organization; (iii) be able to read and understand basic financial statements; (iv) possess integrity and have high moral character; (v) be willing to apply sound, independent business judgment; and (vi) have sufficient time to devote to the company. It is our policy for our corporate governance committee to consider the following criteria when evaluating candidates to be nominated for director:

(a)	whether the potential nominee has leadership, strategic, or policy setting experience in a complex organization, including any governmental, educational, or other non-profit organization;

(b)	whether the potential nominee has experience and expertise that is relevant to the company’s business, including any specialized business experience, technical expertise, or other specialized skills, and whether the potential nominee has knowledge regarding issues affecting the company;

(c)	whether the potential nominee is highly accomplished in his or her respective field;

(d)	in light of the relationship of the company’s business to the textile industry, whether the potential nominee has received any awards or honors from any industry groups or associations or other relevant professional associations or actively participates in any such groups or associations;

(e)	whether the addition of the potential nominee to our board would assist the board in achieving a mix of board members that represents a diversity of background and experience;

(f)	whether the potential nominee has high ethical character and a reputation for honesty, integrity, and sound business judgment;

(g)	whether the potential nominee is independent, as defined by AMEX listing standards, whether he or she is free of any conflict of interest or the appearance of any conflict of interest with the best interests of the company and its shareholders, and whether he or she is willing and able to represent the interests of all shareholders of the company;

(h)	whether the potential nominee is financially sophisticated, as defined by AMEX listing standards, or qualifies as an “audit committee financial expert,” as defined by SEC rules and regulations; and

(i)	any factor affecting the ability or willingness of the potential nominee to devote sufficient time to Board activities and to enhance his or her understanding of the company’s business.

     In determining whether to re-nominate an incumbent director, it is our policy that our corporate governance committee review and consider the incumbent director’s service to the company during his or her term, including the number of meetings attended, level of participation, and overall contribution to the company, in deciding whether to nominate such incumbent director for re-election.

     If a shareholder desires to recommend one or more director nominees to the corporate governance committee for nomination by the company, the shareholder must provide the company with the following information in writing:

(i)	the name, telephone number, and address of the nominating shareholder and the name(s), telephone number(s), and address(es) of his or her nominee(s);

(ii)	biographical information regarding each nominee, including each nominee’s employment and other relevant experience; and

(iii)	the written consent of each nominee to serve as a director of the company.

The director candidate recommendation materials are to be sent to our Secretary, Martha M. Watson, at our principal executive offices by mail to 2750 Premiere Parkway, Suite 100, Duluth Georgia 30097, or by fax to (678) 775-6999, or by e-mail to martha.watson@deltaapparel.com. Director candidate recommendations may be submitted at any time; however, the corporate governance committee is not required to consider shareholder nominees for a given annual meeting of shareholders unless the written notice is received no later than 120 days prior to the first anniversary of the date of the company’s proxy statement for the previous year’s annual meeting. Thus shareholder recommendations for nominees to be considered at the 2005 annual meeting of shareholders must be received no later than June 3, 2005.

     If a shareholder desires to actually nominate one or more director candidates himself or herself, our bylaws require the shareholder to provide written notice of the intent to nominate to our Secretary, Martha M. Watson. If the shareholder desires to make the nomination at our regular annual meeting of shareholders, the notice must be received not less than 120 days prior to the anniversary of the preceding year’s annual meeting of shareholders. If we move our annual meeting to a date more than 30 days away from the anniversary of the previous year’s annual meeting, or if the shareholder desires to make the nomination at a special meeting of shareholders, the notice must be received no later than 10 days after we notify shareholders of, or publicly disclose, the meeting date. A shareholder’s notice must contain the following information:

(a)	the name and address of the shareholder who intends to make the nomination and the name and address of each of that shareholder’s nominees;

(b)	the class and number of shares held of record, beneficially owned and represented by proxy by the nominator as of the record date of the meeting (if the record date has been established) and as of the date of the notice, the name in which those shares are registered and a representation that the nominator intends to appear in person or by proxy at the meeting to make the nominations;

(c)	a description of all arrangements or understandings between the nominator, the nominee(s) and any other persons (whose names must be disclosed) relating to the nomination;

(d)	the same information about the nominee(s) that we would be required to include in a proxy statement under the Securities and Exchange Commission’s proxy rules if we were making the nomination;

(e)	the written consent of each nominee to serve as a director of the company; and

(f)	any other information we may reasonably request.

Copies of our bylaws may be obtained by writing or calling at 2750 Premiere Parkway, Suite 100, Duluth, Georgia, 30097, Tel: (678) 775-6900, Attention: Martha M. Watson, Secretary.

Communicating with the Board of Directors

     It is the policy of our board of directors to encourage all forms of information to be provided to the board of directors and/or its members by our shareholders. All such communications shall be in written form, addressed to the board of directors or to one or more individual members of the board of directors, and sent care of our Secretary, Martha M. Watson, at 2750 Premiere Parkway, Suite 100, Duluth, Georgia, 30097 or via fax to 678-775-6999 or by email to martha.watson@deltaapparel.com. Such communications will be reviewed by our Secretary, who shall remove communications relating to solicitations, junk mail, or other correspondence relating to customer service concerns. All other shareholder communications shall be promptly forwarded to the applicable member(s) of our board of directors or to the entire board of directors, as requested in the shareholder communication.

Director Attendance at Shareholder Meetings

     We encourage, but do not require, that all members of our board of directors attend the annual meeting of our shareholders. All directors then in office attended the 2003 annual meeting of shareholders.

STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS
AND MANAGEMENT

     The following table sets forth certain information as of September 17, 2004, regarding the beneficial ownership of our common stock by (i) persons beneficially owning in any case more than five percent of the common stock, (ii) the directors, (iii) the executive officers named in the Summary Compensation Table under “Management Compensation”, and (iv) all current directors and executive officers as a group. Unless otherwise noted in the notes to the table, we believe that the persons named in the table have sole voting and investment power with respect to all shares of common stock of the company shown as beneficially owned by them.

	Shares
	Beneficially
Beneficial Owner	Owned	Percentage
Royce & Associates (1)	420,680	10.1
1414 Avenue of the Americas
Ninth Floor
New York, NY 10019

FMR Corporation (2)	404,000	9.7
Edward C. Johnson
Abigail P. Johnson
82 Devonshire Street
Boston, MA 02109

Franklin Resources, Inc. (3)	340,000	8.2
Franklin Advisory Services, LLC
Charles B. Johnson
Rupert H. Johnson, Jr.
One Franklin Parkway
San Mateo, CA 94403

Dimensional Fund Advisors Inc. (4)	328,592	7.9
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Aegis Financial Corporation (5)	208,800	5.0
1100 North Glebe Road, Suite 1040
Arlington, VA 22201

E. Erwin Maddrey, II (6)	696,428	16.8
233 North Main Street, Suite 200
Greenville, SC 29601

Buck A. Mickel (7)(8)	320,224	7.7
Post Office Box 6721
Greenville, SC 29606

Micco Corporation (8)	248,126	6.0
Post Office Box 9278
Greenville, SC 29604

	Shares
	Beneficially
Beneficial Owner	Owned	Percentage
Minor M. Shaw (8)(9)	300,776	7.3
16 Hemlock Drive
Greenville, SC 29601

Charles C. Mickel (8)(10)	299,386	7.2
Post Office Box 6847
Greenville, SC 29606

David S. Fraser (11)	1,772	(21)

William F. Garrett (12)	1,456	(21)

C. C. Guy (13)	9,154	(21)

Robert W. Humphreys (14)	179,466	4.3

Dr. Max Lennon (15)	6,885	(21)

Philip J. Mazzilli, Jr. (16)	—	—

Herbert M. Mueller (17)	48,068	1.2

David Peterson (18)	3,346	(21)

Martha M. “Sam” Watson (19)	25,182	(21)

All current directors and executive officers	1,291,979	31.2
as a group (11 Persons) (20)

     (1) The number of shares currently held by Royce & Associates, Inc. (“Royce”) is based on an amendment to its Schedule 13G that was filed by Royce with the Securities and Exchange Commission on September 7, 2004. The amendment reported that Royce has sole power to vote and/or dispose of the shares disclosed above.

     (2) The information set forth above is based on a Schedule 13F-HR that was filed by FMR Corporation (“FMR”) with the Securities and Exchange Commission on August 16, 2004 with respect to our common stock. In Amendment No. 3 to Schedule 13G that was filed by FMR with the Securities and Exchange Commission on February 17, 2004 with respect to the company’s common stock, FMR reported that Fidelity Management & Research Company (“Fidelity”), which has the same business address as FMR, is a wholly-owned subsidiary of FMR and is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. As a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940, Fidelity is the beneficial owner of all of the shares reported above. The Schedule 13G/A reported that one investment company, Fidelity Low Priced Stock Fund, owns all shares set forth above. The Schedule 13G/A reported that Edward C. Johnson III, Chairman of FMR, owns 12.0% and Abigail P. Johnson, Director of FMR, owns 24.5% of the aggregate outstanding voting stock of FMR. They have entered into a shareholders’ voting agreement with the other holders of all of the other Class B shares under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, they may be deemed to form a controlling group with respect to FMR. The Schedule 13G/A indicates that neither FMR nor Edward C. Johnson III has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

     (3) The information set forth above is based on a Schedule 13F-HR that was filed by Franklin Resources, Inc. (“FRI”) with the Securities and Exchange Commission on August 13, 2004 with respect to our company’s common stock. In Amendment No. 3 to Schedule 13G that was filed by FRI with the Securities and Exchange Commission on February 10, 2004 with respect to our company’s common stock, FRI reported that the shares are beneficially owned by one or more investment companies or other managed accounts that are advised by direct and indirect investment advisory subsidiaries of FRI. The Schedule 13G/A reported that the advisory contracts grant to the applicable investment advisory subsidiary(ies) all investment and/or voting power over the securities owned by their investment advisory clients. Accordingly, such subsidiary(ies) may be deemed to be the beneficial owner of the shares shown in the table. The Schedule 13G/A reported that Charles B. Johnson and Rupert H. Johnson, Jr. (the “FRI Principal Shareholders”) (each of whom has the same business address as FRI) each own in excess of 10% of the outstanding common stock and are the principal shareholders of FRI and may be deemed to be the beneficial owners of securities held by persons and entities advised by FRI subsidiaries. The Schedule 13G/A reported that one of the investment advisory subsidiaries, Franklin Advisory Services, LLC (whose address is One Parker Plaza, Sixteenth Floor, Fort Lee, New Jersey 07024), has sole voting and dispositive power with respect to all of the shares shown. FRI, the FRI Principal Shareholders and the investment advisory subsidiaries disclaim any economic interest or beneficial ownership in the shares and are of the view that they are not acting as a “group” for purposes of the Securities Exchange Act of 1934, as amended. The Schedule 13G/A reported that Franklin Microcap Value Fund, a series of Franklin Value Investors Trust, a company registered under the Investment Company Act of 1940, has an interest in more than 5% of the class of securities reported.

     (4) The number of shares currently held by Dimensional Fund Advisors Inc. (“Dimensional”) is based on a Schedule 13F-HR that was filed by Dimensional with the Securities and Exchange Commission on July 14, 2004. In an Amendment to Schedule 13G that was filed by Dimensional with the Securities and Exchange Commission on February 6, 2004, Dimensional reported that it had sole voting power and sole dispositive power with respect to all of the shares. The Schedule 13G/A reported that Dimensional furnishes investment advice to four investment companies and serves as investment manager to certain other commingled group trusts and separate accounts. The Schedule 13G/A reported that all of the shares of our company’s common stock were owned by such investment companies, trusts or accounts and that in its role as investment adviser or manager, Dimensional possesses voting and/or investment power over our company’s shares reported. The Schedule 13G/A reported that Dimensional disclaims beneficial ownership of such securities and that, to the knowledge of Dimensional, no such investment company, trust or account client owned more than 5% of the outstanding shares of our company’s common stock.

     (5) The number of shares currently held by Aegis Financial Corporation (“Aegis”) is based on a Schedule 13F-HR that was filed by Aegis with the Securities and Exchange Commission on August 13, 2004. In an Amendment to Schedule 13G filed by Aegis (formerly Berno, Gambal & Barbee, Inc.) with the Securities and Exchange Commission on February 13, 2004, Aegis reported that each of William S. Berno, Paul Gambal and Scott L. Barbee have shared voting and dispositive power as to all of the shares beneficially owned by Aegis.

     (6) Mr. Maddrey is the chairman of the board and a director of our company. The number of shares shown as beneficially owned by Mr. Maddrey includes 86,294 shares held by the E. Erwin and Nancy B. Maddrey, II Foundation, a charitable trust, as to which shares Mr. Maddrey holds sole voting and investment power but disclaims beneficial ownership.

     (7) Buck A. Mickel is a director of our company. The number of shares shown as beneficially owned by Buck A. Mickel includes 70,348 shares directly owned by him, all of the 248,126 shares owned by Micco Corporation, and 1,750 shares held by him as custodian for a minor. Buck A. Mickel disclaims beneficial ownership with respect to the 1,750 shares of our company’s common stock held by him as custodian for a minor.

     (8) Micco Corporation owns 248,126 shares of our company’s common stock. The shares of common stock of Micco Corporation are owned in equal parts by Buck A. Mickel (a director of the company), Minor M. Shaw and Charles C. Mickel, who are siblings. Each of them is an officer and director of Micco Corporation, and each of them disclaims beneficial ownership of two thirds of the Delta Apparel shares owned by Micco Corporation.

     (9) The number of shares shown as beneficially owned by Minor M. Shaw includes 52,446 shares owned by her directly, 204 shares beneficially owned by her husband through an individual retirement account, and all of the 248,126 shares owned by Micco Corporation. Minor M. Shaw disclaims beneficial ownership with respect to the 204 shares beneficially owned by her husband.

     (10) The number of shares shown as beneficially owned by Charles C. Mickel includes 50,538 shares owned by him directly, 702 shares held by him as custodian for his children, 20 shares owned by his wife and all of the 248,126 shares owned by Micco Corporation. Charles C. Mickel disclaims beneficial ownership with respect to the 20 shares owned by his wife and to the 702 shares of the held by him as custodian for his children.

     (11) David S. Fraser is a director of our company.

     (12) William F. Garrett is a director of our company.

     (13) C. C. Guy is currently a director of our company but is retiring and will not stand for re-election at the Annual Meeting. The number of shares shown as beneficially owned by C. C. Guy includes 3,792 shares owned by his wife, as to which shares Mr. Guy disclaims beneficial ownership.

     (14) Robert W. Humphreys is President and Chief Executive Officer and a director of our company. The number of shares shown as beneficially owned in the table above includes 31,250 shares subject to options exercisable within 60 days of the record date for the annual meeting.

     (15) Dr. Max Lennon is a director of our company.

     (16) Philip J. Mazzilli is a director of our company.

     (17) Herbert M. Mueller is Vice President, Chief Financial Officer and Treasurer of our company. The number of shares shown as beneficially owned in the table above includes 7,000 shares subject to options exercisable within 60 days of record date for the annual meeting.

     (18) David Peterson is a director of our company.

     (19) Martha M. “Sam” Watson is Vice President and Secretary of our company. The number of shares shown as beneficially owned in the table above includes 12,000 shares subject to options exercisable within 60 days of the record date for the annual meeting.

     (20) Includes all shares deemed to be beneficially owned by any current director or executive officer.

     (21) Less than one percent.

EXECUTIVE OFFICERS

     The following provides certain information regarding our current executive officers. Our company’s primary business address is Delta Apparel, Inc., 2750 Premiere Parkway, Suite 100, Duluth, Georgia, 30097.

Name and Age	Position
Robert W. Humphreys (47)	President and Chief Executive Officer (1)

Herbert M. Mueller (47)	Vice President, Chief Financial Officer and Treasurer (2)

Martha M. “Sam” Watson (51)	Vice President and Secretary (3)

     (1) See information under the subheading “Election of Directors”.

     (2) Herbert M. Mueller was elected to serve as Vice President, Chief Financial Officer and Treasurer of Delta Apparel in December 1999. He was elected to serve as Vice President of the Delta Apparel Company division of Delta Woodside in April 1998. Prior to joining the Delta Apparel Company division, Mr. Mueller served as Corporate Controller (from June 1991 to June 1997 and from October 1997 to April 1998) and Senior Director of Business Planning (from July 1997 to October 1997) of Swift Denim, a manufacturer of denim fabric.

     (3) Martha M. Watson was elected to serve as Vice President and Secretary of the company in October 2000. Prior to joining Delta Apparel, Inc., Ms. Watson served as President of Carolina Benefit Services (from September 1999 to October 2000), Vice President of Operations for Sunland Distribution, Inc., a public warehousing company (from January 1999 to September 1999), and Director of Human Resources for the following divisions of Delta Woodside: Stevcoknit Fabrics Company (from January 1990 to January 1999) and Delta Apparel Company (from July 1987 to January 1990).

     Our executive officers are appointed by the board of directors and serve at the pleasure of the board.

MANAGEMENT COMPENSATION

Summary Compensation Table

     The following table provides summary information concerning the compensation earned by our Chief Executive Officer and the other executive officers for their services to our company and our subsidiaries, for the fiscal years ended July 3, 2004, June 28, 2003 and June 29, 2002. The executive officers listed below are referred to as the “Named Executive Officers.”

SUMMARY COMPENSATION TABLE

		Annual Compensation					Long Term Awards
				Other			Securities
				Annual			Underlying	All Other
Name and		Salary	Bonus	Compensation			Options	Compensation
Principal Position	Year	($)(a)	($)(a)(b)	($)(c)			(#)(e)	($)
Robert W. Humphreys	2004	568,462	427,294	144,695			8,000	24,347	(f	)(i)
President & Chief	2003	500,000	487,500	97,672			24,000	19,562
Executive Officer	2002	375,000	570,300	306,858	(d	)	—	12,063

Herbert M. Mueller	2004	200,385	160,067	41,673			2,400	11,281	(g	)(i)
Vice President, Chief	2003	188,462	113,750	28,130			7,200	9,616
Financial Officer &	2002	177,692	133,070	88,435	(d	)	—	6,762
Treasurer

Martha M. Watson	2004	134,890	68,910	26,666			1,600	3,606	(h	)(i)
Vice President &	2003	123,500	56,875	14,582			4,800	3,034
Secretary	2002	114,327	62,030	53,082	(d	)	—	2,403

     (a) The amounts shown in the column include sums, the receipt of which were deferred pursuant to our company’s Savings and Investment Plan (the “Delta Apparel 401(k) Plan”) and our company’s deferred compensation plan.

     (b) Amounts in this column are cash bonuses paid to reward performance.

     (c) The amounts shown in the column were paid by our company in connection with the vesting of awards under our company’s Incentive Stock Award Plan and were approximately sufficient to pay the participant’s federal and state income taxes attributable to the acquisition of the vesting shares (and the receipt of the tax reimbursement itself). Shares are issued upon vesting, subject to payment of the applicable price per share. The tax assistance related to the vesting of these awards is earned in, and shown above for, the fiscal year in which the related award vests (which in many instances is the last day of the fiscal year), though such amounts in some instances were actually paid in the fiscal year following vesting of the related award.

     (d) The performance portion of awards made in fiscal 2001 (constituting 40% of each award) under our company’s Incentive Stock Award Plan vested on August 29, 2002 when we filed our Annual Report on Form 10-K for fiscal 2002 based on the achievement of performance criteria measured by financial data in the fiscal 2002 Form 10-K. The related payments to cover applicable income taxes were made later in fiscal year 2003; however, these amounts are included in fiscal 2002 compensation because the vesting of the performance portion of the awards was based on achieving fiscal 2002 performance goals.

     (e) Includes awards under our company’s Incentive Stock Award Plan. These awards are treated as options.

     (f) The fiscal 2004 amount represents $3,714 contributed by our company to the Delta Apparel 401(k) Plan for Mr. Humphreys with respect to his compensation deferred under the Delta Apparel 401(k) Plan and $20,633 earned on Mr. Humphreys’ deferred compensation at a rate in excess of 120% of the federal mid-term rate.

     (g) The fiscal 2004 amount represents $3,810 contributed by our company to the Delta Apparel 401(k) Plan for Mr. Mueller with respect to his compensation deferred under the Delta Apparel 401(k) Plan and $7,471 earned on Mr. Mueller’s deferred compensation at a rate in excess of 120% of the federal mid-term rate.

     (h) The fiscal 2004 amount represents $3,606 contributed by our company to the Delta Apparel 401(k) Plan for Ms. Watson with respect to her compensation deferred under the Delta Apparel 401(k) Plan.

     (i) The 401(k) Plan allocation shown for the fiscal year was allocated to the participant’s account during that fiscal year, although all or part of the allocation may have been determined in whole or in part on the basis of the participant’s compensation during the prior fiscal year.

     The amounts shown in the table above do not include reimbursement by our company or our subsidiaries for certain automobile expenses and other items. The non-business personal benefit to any Named Executive of these amounts does not exceed the lesser of $50,000 or 10% of the Named Executive’s total salary and bonus.

Option Grants in Last Fiscal Year

     The following table provides certain information respecting the grant to any Named Executive during fiscal 2004 of awards under our company’s Incentive Stock Award Plan or options under our company’s Stock Option Plan. For purposes of this table, awards under our company’s Incentive Stock Award Plan are treated as options.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants					Potential Realizable Value At
						Assumed Annual Rate of
	Number of	Percent Of				Stock Price Appreciation for
	Securities Underlying	Total Options Granted To	Exercise Or			Option Term (b)
	Options Granted	Employees	Base Price	Expiration		0%	5%	10%
Name	(#)(a)	In Fiscal Year	($/Sh)	Date		($)	($)	($)
Robert W. Humphreys	8,000	31.0	$0.01	(a	)	129,920	136,420	142,920
President & CEO

Herbert M. Mueller
Vice President, CFO & Treasurer	2,400	9.3	$0.01	(a	)	38,976	40,926	42,876

Martha M. Watson
Vice President & Secretary	1,600	6.2	$0.01	(a	)	25,984	27,284	28,584

(a)	These represent shares covered by an award granted during fiscal 2004 under our company’s Incentive Stock Award Plan, pursuant to which a participant can acquire shares of our company’s common stock for $0.01 cash per share upon the vesting of the award respecting such shares. Each award provided that the award would vest in full if the recipient remained employed with our company on July 3, 2004 or upon a change of control occurring before such date and that any part of an award that did not vest would be forfeited. In connection with the vesting of any award, our company pays the participant cash in an amount approximately sufficient to pay the participant’s federal and state income taxes attributable to the vesting of the award (and the receipt of the tax reimbursement itself).

(b)	Based on annual compounding at assumed appreciation rate from the market value at the date of grant until the termination date.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     The following table provides certain information respecting the exercise by any Named Executive during fiscal 2004 of awards granted under our company’s Incentive Stock Award Plan and options granted under our company’s Stock Option Plan, and the fiscal year end value of any unexercised outstanding awards and options under these plans. For purposes of this table, awards under our company’s Incentive Stock Award Plan are treated as options.

AGGREGATED OPTION EXERCISES IN LAST
FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

					Number of Securities		Value of Unexercised
					Underlying Unexercised		In-the-Money Options at
	Shares Acquired on Exercise		Value Realized		Options at FY-End (#)		FY-End ($)(e)
Name	(#)		($)		Exercisable	Unexercisable	Exercisable	Unexercisable
Robert W. Humphreys	8,000	(a)	188,320	(c)	—	47,250	—	967,062
	31,250	(b)	447,922	(d)

Herbert M. Mueller	2,400	(a)	56,496	(c)	—	11,800	—	245,247
	7,000	(b)	100,335	(d)

Martha M. Watson	1,600	(a)	37,664	(c)	8,000	7,200	139,400	145,028

(a)	Amounts represent shares acquired through the vesting of awards granted under our company’s Incentive Stock Award Plan.

(b)	Amounts represent shares acquired through the exercise of options granted under our company’s Stock Option Plan.

(c)	Based on the closing price of our company’s common stock on July 2, 2004, the last trading day before the July 3, 2004 date of vesting of the applicable incentive stock awards, of $23.55 per share.

(d)	Based on the closing price of our company’s stock on February 11, 2004, the date of exercise of the applicable stock options, of $18.99 per share.

(e)	Based on the closing price of our company’s common stock on July 2, 2004, the last trading day of fiscal 2004, of $23.55 per share. All of the unexercised options were in-the-money on July 3, 2004.

Employment Contracts and Severance Arrangements

     Robert W. Humphreys. Our company does not maintain an employment agreement with Robert W. Humphreys, President and Chief Executive Officer.

     Herbert M. Mueller & Martha M. Watson. Mr. Mueller and Ms. Watson are parties to employment agreements with our company dated September 30, 2003 with terms extending to December 31, 2006. Mr. Mueller’s agreement provides that he will serve as Vice President, Chief Financial Officer and Treasurer of the

company and receive a base annual salary of at least $200,000. Ms. Watson’s agreement provides that she will serve as Vice President and Secretary of the company and receive a base annual salary of at least $129,500.

     Both agreements provide that the employees will be entitled to participate in our company’s Short-Term Incentive Compensation Plan and receive perquisites comparable to those of other similarly situated executives of our company. The agreements provide for 6 months base salary continuation following the death of the employee and base salary and benefits continuation for 6 months following termination of employment because of disability. We may terminate the employees with or without cause upon written notice, and the agreements require the employee to give our company 60 days prior written notice of his or her voluntary termination of employment. If we terminate the employee’s employment without cause or the employee terminates his or her employment because of breach of the agreement by our company, we, for a period of 12 months, shall continue to pay the employee’s base salary and certain incentive compensation based on the amount received for the most recent fiscal year and continue to provide the life, medical and disability insurance provided prior to termination or to other executives during such 12 month period.

     If within one year of a change of control (as defined in the agreements), the employee terminates his or her employment for good reason (as defined in the agreements) or we terminate the employee’s employment for any reason other than Cause (as defined in the agreement), death or disability, then we must pay the executive (i) an amount equal to his or her annual base salary in effect on the termination date, (ii) an amount equal to the cash bonus paid during the fiscal year preceding termination, (iii) all benefits under our company’s various welfare and benefit plans for 12 months after the date of termination and (iv) outplacement assistance. Such change of control severance payments are subject in certain circumstances to reduction to avoid constituting an “excess parachute payment” under Section 280G of the Internal Revenue Code.

     The agreements prohibit the employee during the term of his or her agreement, and in certain circumstances for a period of 4 months after termination of employment, from providing services to a competing business in the United States similar to the services provided by the employee at the time of termination. The agreements also prohibit the employee for a period of two years after the term of the agreement or termination of employment for any reason from (i) soliciting or inducing employees of our company or our affiliates to leave their employment with our company or (ii) soliciting any customer or supplier or actively sought after customer or supplier of our company for or on behalf of any competing business in the United States. The agreements generally prohibit the employee from disclosing our trade secrets at any time during or after the term of their employment except as required by the course of his or her employment or as required in connection with a court or administrative proceeding.

Director Compensation

     For fiscal 2004, we paid each director who was not an officer of our company a fee of $12,666 and provided each of these directors with 346 shares of our company’s common stock. Board members were also paid an annual fee for committee meetings. Each of the audit committee members was paid a fee of $2,000 ($3,000 for the committee chair), and each of the compensation, compensation grants and corporate governance committee members was paid a fee of $1,500 ($2,000 for the committee chair). In addition, a fee of $500 was paid to each non-officer director for each board meeting attended in addition to the four quarterly board meetings. Each director was also reimbursed for reasonable travel expenses in attending each meeting.

     For fiscal 2005, we expect the annual fee paid to each non-officer board member to be $13,332 and, if the 2004 Non-Employee Director Stock Plan is approved by the shareholders, we also expect to grant each of these directors 346 shares of our company’s common stock. We expect payments for committee meetings and additional board meetings to be the same as in fiscal year 2004.

PERFORMANCE GRAPH

     The stock performance graph below is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after this filing and irrespective of any general language to the contrary.

     Our company’s common stock began trading on the American Stock Exchange on June 30, 2000, the last trading day of fiscal year 2000. Prior to that date, no securities of the company were publicly traded. Set forth below is a line graph comparing the yearly change in the cumulative total stockholder return, assuming dividend reinvestment, on our company’s common stock with (1) the American Stock Exchange US Market Index (the “AMEX US Market Index”) and (2) the American Stock Exchange Wholesale and Retail Trade Index (the “AMEX Wholesale and Retail Trade Index”), which is comprised of all AMEX companies with SIC codes from 5000 through 5999.

COMPARISON OF TOTAL RETURN AMONG DELTA APPAREL, INC., AMEX US MARKET INDEX, AND
AMEX WHOLESALE & RETAIL TRADE INDEX

	2000	2001	2002	2003	2004
Delta Apparel, Inc.	$100.00	$196.00	$308.07	$369.96	$555.53
AMEX US Market Index	100.00	91.22	79.31	79.59	96.44
AMEX Wholesale & Retail Trade Index	100.00	74.84	86.86	81.39	100.10

     This Performance Graph assumes that $100 was invested in the common stock of our company and comparison groups on June 30, 2000 and that all dividends have been reinvested.

REPORT OF THE COMPENSATION COMMITTEE AND
COMPENSATION GRANTS COMMITTEE

     The compensation committee and compensation grants committee report below is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after this filing and irrespective of any general language to the contrary.

     This report of the compensation committee and compensation grants committee of the board of directors sets forth the policies with regard to compensation of the executive officers of our company, including the relationship of corporate performance to executive compensation.

Executive Compensation Policies

     The committees believes that our compensation practices are designed to attract, retain, and motivate key executives to achieve short-, medium- and long-term goals that the committees believe will enhance the value of the shareholders’ investment in our company. Generally, these objectives are implemented through:

A.	Cash bonuses to reward the achievement of specific performance goals,

B.	Grants of stock awards under an incentive stock award plan,

C.	Grants of stock options under a stock option plan, and

D.	Payment of base salaries at levels that are competitive with those paid by a peer group of companies.

Compensation of Executive Officers Other than Mr. Humphreys

     Our executive officers other than Mr. Humphreys, our Chief Executive Officer, (the “Other Officers”) received compensation for fiscal 2004 that included both fixed and performance-based components. In fiscal 2004, the Other Officers were Mr. Mueller and Ms. Watson. The Other Officers’ compensation for fiscal 2004 consisted of base salary, cash bonuses paid under our company’s Short-Term Incentive Compensation Plan and other cash bonuses, the vesting of awards under our company’s Incentive Stock Award Plan and the vesting of options under our company’s Stock Option Plan.

     Cash bonuses were paid in fiscal 2004 to the Other Officers pursuant to our company’s Short-Term Incentive Compensation Plan. Pursuant to the plan, the compensation grants committee awarded potential bonuses to the Other Officers at the beginning of fiscal 2004 payable solely on the achievement of objective performance goals determined by the compensation grants committee relating to our company’s earnings before interest and taxes and return on capital employed by our company. The performance goals were objective in that a third party having knowledge of the relevant facts would be able to determine whether the performance goals had been met. No bonuses were paid until the compensation grants committee certified that the performance goals had been achieved.

     The compensation grants committee also granted cash bonuses to the Other Officers under a special bonus pool established by the compensation committee to reward management employees for achievement by our company of earnings-per-share targets for fiscal 2004, and the compensation grants committee granted Mr. Mueller a special bonus of $25,000 for closing the Soffe acquisition in the first half of fiscal 2004. For fiscal 2004, the total cash bonuses awarded to the Other Officers amounted to 68% of their combined base salaries. These bonuses were actually paid in fiscal 2005, though they were earned in fiscal 2004.

     The compensation grants committee made awards in fiscal year 2004 under our company’s Incentive Stock Award Plan to the Other Officers. Each award vested if the Other Officer remained employed with our company on July 3, 2004. The number of shares covered by the award was not determined by specific, non-subjective criteria, but the determination of such number took into account the level and responsibility of the executive’s position, the executive’s performance, the executive’s compensation, the assessed potential of the executive, and any other factors deemed relevant to the accomplishment of the purposes of the plan. The compensation grants committee currently expects that any future awards under the plan to Other Officers will be similarly structured. The compensation grants committee believes that our company’s Incentive Stock Award

Plan will be an important tool to the achievement of medium-term goals. The compensation grants committee made new awards to the Other Officers in July 2004 for service in fiscal year 2005.

     Each Other Officer also participates in our company’s Stock Option Plan. The purpose of this plan is to promote the growth and profitability of our company over a longer term by enabling our company to attract and retain key and middle level managers of outstanding competence and by increasing the personal participation of our executives in our company’s performance by providing these executives with an additional equity ownership opportunity in our company. In making option grants to the Other Officers, no specific, non-subjective criteria were used, but the factors taken into account included the level and responsibility of the executive’s position, the executive’s performance, the executive’s compensation, the assessed potential of the executive, and any other factors that were deemed relevant to the accomplishment of the purposes of the plan. The per share exercise price of each option granted under the plan was equal to the per share fair market value on the date of grant. One quarter of Mr. Mueller’s options became exercisable on July 14 of each of 2001, 2002, 2003 and 2004. One quarter of Ms. Watson’s options became or becomes exercisable on October 18 of each of 2001, 2002, 2003 and 2004. The compensation grants committee currently expects that future grants under the plan will be similar in structure to grants already made under the plan. No new options were granted to the Other Officers in fiscal year 2004. New options were granted to the Other Officers in July 2004 that will become fully exercisable in July 2005.

     Section 162(m) of the Internal Revenue Code (“Section 162(m)”) imposes limits on the ability of our company to claim income tax deductions for compensation paid to the Named Executives. Section 162(m) generally denies a corporate income tax deduction for annual compensation in excess of $1,000,000 paid to any of the Named Executives. Certain types of compensation, including performance-based compensation, are generally excluded from this deduction limit. The portions of awards under our company’s Incentive Stock Award Plan that vest solely upon the grantee’s continued employment with our company do not qualify as performance-based compensation under Section 162(m); however, the committees believe that all bonuses, grants and awards to date to the Other Officers under our company’s Short-Term Incentive Compensation Plan, Stock Option Plan and Incentive Stock Award Plan either comply with the requirements for exemption from the $1,000,000 limit under Section 162(m) or else will not cause the aggregate non-exempt compensation paid to any Other Officer to exceed the $1,000,000 limit in any fiscal year. The committees expects that future grants and awards made to the Other Officers under the Stock Option Plan and the Incentive Stock Award Plan and bonuses paid to the Other Officers under the Short-Term Incentive Compensation Plan will not cause the $1,000,000 threshold to be exceeded.

Compensation Paid to the Chief Executive Officer

     The compensation of Mr. Humphreys, our Chief Executive Officer, includes both fixed and performance-based components. Compensation for Mr. Humphreys consisted of a base salary, a cash bonus paid under our company’s Short-Term Incentive Compensation Plan and other cash bonuses, the vesting of awards under our company’s Incentive Stock Award Plan and the vesting of options under our company’s Stock Option Plan.

     The amount of Mr. Humphrey’s fiscal 2004 cash bonus paid pursuant to the Short-Term Incentive Compensation Plan was determined by a formula set by the compensation grants committee at the beginning of fiscal 2004 and was payable solely upon the achievement of objective performance goals determined by the compensation grants committee relating to our company’s earnings before interest and taxes and return on capital employed by our company. The performance goals were objective in that a third party having knowledge of the relevant facts would be able to determine whether the performance goals had been met. No bonus was paid until the compensation grants committee certified that the performance goals had been achieved. This bonus was actually paid to Mr. Humphreys in fiscal 2005, though it was earned in fiscal 2004.

     The compensation grants committee also granted cash bonuses to Mr. Humphreys under a special bonus pool established by the compensation committee to reward management employees for achievement by our company of earnings-per-share targets for fiscal 2004, and the compensation grants committee granted Mr. Humphreys a special bonus of $25,000 for closing the Soffe acquisition in the first half of fiscal 2004.

     Mr. Humphreys participates in our company’s Incentive Stock Award Plan. An award was made under this plan in fiscal year 2004 that vested if Mr. Humphreys remained employed with our company on July 3, 2004. The number of shares covered by the award was not determined by specific, non-subjective criteria, but the determination of such number took into account the level and responsibility of Mr. Humphreys’ position, his performance, compensation and assessed potential and any other factors deemed relevant to the accomplishment of the purposes of the plan. New awards were made to Mr. Humphreys in July 2004 for service in fiscal year 2005.

     Mr. Humphreys also participates in our company’s Stock Option Plan. The number of options awarded to Mr. Humphreys was not determined by specific, non-subjective criteria, but the determination of such number took into account the level and responsibility of Mr. Humphreys’ position, his performance, his compensation and assessed potential and any other factors deemed relevant to the accomplishment of the purposes of the plan. The per share exercise price of options granted to Mr. Humphreys was equal to the per share fair market value on the date of grant. One quarter of Mr. Humphreys’ options became exercisable on July 14 of each of 2001, 2002, 2003 and 2004. No new options were granted to Mr. Humphreys in fiscal year 2004. The compensation grants committee granted new options to Mr. Humphreys in July 2004 that will become fully exercisable in July 2005.

     The committees believe that the cash bonus paid to Mr. Humphreys in fiscal 2004 under the Short-Term Incentive Compensation Plan, the performance-based portion of his awards to date under the Incentive Stock Award Plan and options granted to date to him under our company’s Stock Option Plan will qualify as “performance-based compensation” exempt from the $1,000,000 cap on executive compensation paid to Mr. Humphreys that is deductible by our company for federal income tax purposes under Section 162(m). The compensation grants committee expects that future grants and awards made to Mr. Humphreys under the Stock Option Plan and the Incentive Stock Award Plan and bonuses paid to Mr. Humphreys under the Short-Term Incentive Compensation Plan will not cause the $1,000,000 threshold to be exceeded.

Compensation Committee

William F. Garrett, Chair	Dr. Max Lennon	E. Erwin Maddrey, II	Buck A. Mickel	David Peterson

Compensation Grants Committee

David Peterson, Chair	William F. Garrett

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPANTS

     The following directors currently serve on the compensation committee of our board of directors: William F. Garrett, Dr. Max Lennon, E. Erwin Maddrey, II, Buck A. Mickel and David Peterson. William F. Garrett and David Peterson currently serve on the compensation grants committee of our board of directors. No member of the committees is a current officer or employee or former officer of our company or its subsidiaries, except that prior to the June 2000 spin-off of Delta Apparel by Delta Woodside, E. Erwin Maddrey, II was an officer of corporations that either were predecessors by merger of Delta Apparel or are subsidiaries of Delta Apparel.

     The information set forth below under the headings “Related Party Transactions—Minority Ownership of Foreign Subsidiaries” is incorporated herein by reference.

RELATED PARTY TRANSACTIONS

Turn One Motorsports, LLC

     During fiscal year 2003 we engaged Turn One Motorsports, LLC to provide services for a customer appreciation day. For the services provided, we paid a total of $16,596 to Turn One Motorsports. We believe the price paid by our company for these services was equal to the fair market value of these services. During fiscal year 2004, we did not perform business with Turn One Motorsports, LLC. Mr. Robert Humphreys (President and Chief Executive Officer and director of Delta Apparel, Inc.) beneficially owns approximately 50% of Turn One Motorsports, LLC.

Minority Ownership of Foreign Subsidiaries

     Delta Apparel Honduras, S.A., a Honduran sociedad anonima (“Delta Apparel Honduras”), conducts some of our Honduran operations. Honduran law formerly required that a Honduran sociedad anonima have at least five shareholders. As a result, we own 2,496 shares, and each of E. Erwin Maddrey, II, Buck A. Mickel, William F. Garrett and Robert W. Humphreys owns one share, of Delta Apparel Honduras. Each of these individual shareholders has agreed that, at the request of our company for any reason or in the event the individual ceases to be a member of our board for any reason, the one share owned by him shall be transferred to another individual selected by our company or, if so requested by us, to our company in exchange for $100.

     Delta Cortes, S.A., a Honduran sociedad anonima (“Delta Cortes”), conducts some of our Honduran operations. Honduran law has changed and now requires that a Honduran sociedad anonima have at least two shareholders. As a result, we own 2,499 shares and Robert W. Humphreys owns one share, of Delta Cortes. Mr. Humphreys has agreed that, at the request of our company for any reason or in the event he ceases to be a member of our board for any reason, the one share owned by him shall be transferred to another individual selected by our company or, if so requested by us, to our company in exchange for $100.

     Delta Campeche, S.A., a Mexican sociedad anonima (“Delta Campeche”), conducts our Mexican operations. Mexican law requires that a sociedad anonima have at least two shareholders. As a result, we own 49 shares, and Robert W. Humphreys owns one share, of Delta Campeche. Mr. Humphreys has agreed that, at the request of our company for any reason or in the event he ceases to be a member of our board for any reason, the one share owned by him shall be transferred to another individual selected by our company or, if so requested by us, to our company in exchange for $100.

Other

     Any transaction entered into between our company and any officer, director, principal shareholder or any of their affiliates, other than minority ownership in foreign subsidiaries, has been on terms that we believe are comparable to those that would be available to our company from non-affiliated persons.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The members of our board of directors, our executive officers and persons who hold more than 10% of our common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which requires them to file reports with the Securities and Exchange Commission with respect to their ownership and changes in ownership of our common stock. To our knowledge, all Section 16(a) filing requirements applicable to our directors, executive officers, and 10% holders were satisfied during fiscal year 2004, except that Mr. Mickel filed one late Form 4 on May 13, 2004 with respect to stock acquired on December 13, 2003, and Mr. Peterson failed to make two Form 4 filings on purchases of stock made on February 11, 2004 and June 15, 2004. A Form 5 was filed for these transactions on September 15, 2004.

DIRECTOR STOCK PLAN

(Item 2)

     The board of directors recommends that the shareholders approve the adoption by our company of our 2004 Non-Employee Director Stock Plan (which will be referred to under this Item 2 simply as the “Stock Plan”). Our board adopted the Stock Plan, subject to shareholder approval, on September 27, 2004. If shareholders approve the Stock Plan, it will be effective as of October 1, 2004.

     Historically, our company has paid its non-employee directors a portion of their compensation in company stock pursuant to resolutions adopted by the board of directors. Recent amendments to the AMEX listed company corporate governance rules now generally require prior shareholder approval of most equity compensation for officers and directors of a listed company. The board of directors formulated the Stock Plan and recommends its approval because the Stock Plan will permit our company to continue to pay directors a portion of their compensation in stock. The board believes stock compensation provides directors with additional incentives to promote the success of our company’s business and helps align the financial interests of directors with the interests of our company’s shareholders.

Summary of the Stock Plan

     The Stock Plan provides that the board of directors will administer the Stock Plan unless the board elects to delegate administration to a committee of the board. The Stock Plan permits the grant of stock awards for up to an aggregate maximum of 25,000 shares of our company’s common stock, provided that during any fiscal year of our company awards may not be granted providing for the issue of more than 5,000 shares. To the extent that an award is forfeited, any shares subject to the forfeited portion of the award will again become available for issue under the Stock Plan. As of September 17, 2004, 4,145,181 shares of our company’s common stock were issued and outstanding, and the closing price of the common stock on that date was $23.90 per share. Shares issued pursuant to the award of stock under the Stock Plan would be in addition to such outstanding shares. The shares subject to the Stock Plan and subject to grants made under the Stock Plan are subject to typical provisions preventing dilution in the event of any change in the characteristics of our company’s common stock. The extent and nature of any adjustments will be determined solely by the board of directors.

     Directors who are not employees of our company or any of its subsidiaries are eligible to receive awards under the Stock Plan. Of the eight current directors, all except for Mr. Humphreys, the CEO and President of our company, will be eligible to participate in the Stock Plan.

     The board will determine in its sole discretion which eligible individuals will be granted awards, the number of shares subject to each award, and any other terms and conditions of the awards not otherwise specified by the Stock Plan itself. In any fiscal year, awards may not be granted providing for the issue of more than 5,000 shares of common stock.

     In general, upon the grant of an award (or upon vesting if an award is subject to vesting conditions) a participant will recognize ordinary income for federal income tax purposes in an amount equal to the fair market value, as of the grant (or vesting) date, of the shares (less the amount, if any, paid by the participant for the shares). Our company generally will be entitled for federal income tax purposes to a deduction in an amount equal to the amount of ordinary income recognized by the participant.

     The board of directors may at any time amend or terminate the Stock Plan; provided that no amendment may, without approval of the shareholders of our company, change the class of individuals eligible to receive awards or (except for adjustments to prevent dilution) increase the 25,000 and 5,000 limits on the total numbers of shares that may be issued under the Plan or under awards granted within the same fiscal year. In addition, no termination or amendment of the Stock Plan may adversely affect any award previously made to a participant under the Stock Plan without the consent of the participant.

     The Stock Plan will only be effective if approved by the shareholders of our company. If not earlier terminated, the Stock Plan shall terminate on December 31, 2009. Termination of the Stock Plan will not affect in any manner any award previously made to a participant under the Stock Plan.

Grants Under the Stock Plan

     As of the date of this proxy statement, no awards had been made under the Stock Plan, and no firm decisions have been made with respect to the allocation of awards under the Stock Plan. However, as stated above, the board of directors formulated the Stock Plan and recommends its approval so that our company can continue its historic practice of paying non-employee directors a portion of their compensation in company stock now that new AMEX corporate governance rules generally require prior shareholder approval of such stock compensation. Our company awarded each non-employee director 346 shares for a portion of their fiscal 2004 compensation and, if the Stock Plan is approved by the shareholders, the board of directors expects to award each of them 346 shares (currently worth approximately $8,300 for an aggregate of 2,422 shares worth approximately $58,000 for the seven currently eligible directors based on the September 17, 2004 closing price of $23.90 per share) for a portion of their compensation again for fiscal 2005. The board has not determined grants for fiscal years beyond 2005; however, our company currently expects that each eligible director will continue to be awarded shares annually under the Stock Plan as part of such director’s compensation for service as a member of the Board and that such awards will not be subject to vesting or forfeiture conditions.

Interest of Certain Persons in the Stock Plan; Effect on Existing Shareholders

     As noted, our company currently expects that each eligible director annually will be awarded shares under the Stock Plan as part of such director’s compensation for service as a member of the Board. Current shareholders will experience dilution in their ownership of our company’s common stock to the extent shares are issued and, if applicable, vest under the Stock Plan.

Vote Required to Approve the Plan

     The Stock Plan will be approved if (i) a quorum is present at the Annual Meeting and (ii) the number of votes cast in favor of the Stock Plan exceeds the number of votes cast against the Stock Plan. Abstentions and broker non-votes will count in determining whether a quorum is present but will not otherwise affect the vote to approve the Stock Plan.

     The Stock Plan is being submitted to the shareholders of our company for approval because (a) the plan, by its terms, requires such approval to become effective and (b) the rules of the American Stock Exchange require such approval for the shares covered by the plan to be listed. If the Stock Plan is not approved by the requisite shareholder vote (described above), it will not become effective and all grants made under the plan will be null and void.

     Approval of the Stock Plan is not contingent on the approval of any other proposal described in this proxy statement.

THE BOARD OF DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU
VOTE TO APPROVE THE COMPANY’S 2004 NON-EMPLOYEE DIRECTOR STOCK PLAN.

RATIFICATION OF SELECTION OF AUDITORS

(Item 3)

     The firm of Ernst & Young LLP has been retained by our audit committee as our independent auditors for the fiscal year ending July 2, 2005, and our board of directors is asking our shareholders to ratify this selection. Ernst & Young LLP audited our company’s financial statements for fiscal 2004 and has served as our independent accountants since 2001.

     In the event our shareholders fail to ratify the selection of Ernst & Young LLP, our audit committee will reconsider the selection (but is not required to select a different independent auditor). Even if the selection is ratified, our audit committee in its discretion may direct the appointment of a different independent auditing firm at any time during the fiscal year if our audit committee believes that such a change would be in our best interests and the best interests of our shareholders.

     Representatives of Ernst & Young LLP will be present at the Annual Meeting and such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from the shareholders.

INFORMATION RELATED TO OUR INDEPENDENT ACCOUNTANTS

     The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual consolidated financial statements for the years ended July 3, 2004 and June 28, 2003, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	2004	2003
Audit	$212,330	$101,200
Audit-Related	222,680	—
Tax	97,000	52,600
All Other	2,500	—

Total	$534,510	$153,800

     Audit Fees—Consists of fees for professional services rendered for the audit of our fiscal 2004 and fiscal 2003 consolidated annual financial statements and review of the interim consolidated financials statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with SEC filings.

     Audit Related Fees—Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reported under “Audit Fees.” For fiscal year 2004, such fees primarily related to Ernst & Young LLP’s performance of due diligence in preparation for the acquisition of M. J. Soffe Co.

     Tax—Consists of fees billed for professional services rendered for tax compliance, including preparation of federal, state and international tax returns, tax advice and tax planning, and transfer price consulting. Approximately $86,000 of these fees for fiscal year 2004 was for consulting services resulting in a determination that the company was entitled to an $8.3 million tax refund and to preparing the tax returns to obtain this refund. The balance of these fees was paid for tax services related to the company’s ex-patriots.

     All Other—Consists of an annual subscription fee for Ernst & Young LLP’s web-based accounting research service.

     In accordance with the Sarbanes-Oxley Act of 2002 and rules promulgated thereunder, all audit and non-audit services performed by Ernst & Young LLP, our independent auditors, must be approved in advance by our audit committee to assure that such services do not impair the auditors’ independence from the company. Under our audit committee’s charter, the audit committee is authorized to establish and maintain pre-approval policies and procedures relating to the engagement of the independent auditors to render services, provided the policies and procedures are detailed as to the particular service and the audit committee is informed of each service and such policies and procedures do not include delegation of the audit committee’s responsibilities to management. The pre-approval duty may be delegated to one or more designated members of the audit committee with any such pre-approval reported to the audit committee at its next regularly scheduled meeting. The audit committee does not have any pre-approval policies or procedures, so the committee itself reviews and approves all services of Ernst & Young, LLP prior to the performance of such services.

     The audit committee has approved a number of audit and non-audit services to be provided by Ernst & Young LLP, including services in connection with the attestation required under the Sarbanes-Oxley Act of 2002 and tax services. As part of this approval, the audit committee is to be informed by our management at each of the audit committee’s next regularly scheduled meetings as to the status of each such service by the independent auditors to the extent such service has been carried out, in full or in part, prior to such meeting.

OTHER BUSINESS

     As of the date of this Proxy Statement, our board of directors was not aware of any business that will be presented for consideration at the Annual Meeting other than the election of directors, approval of the Non-Employee Director Stock Plan, and ratification of the appointment of Ernst & Young LLP as independent auditors for fiscal 2005. If any other business properly comes before the meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the person or persons voting them.

FINANCIAL INFORMATION

     Our fiscal 2004 Annual Report is being mailed to shareholders on or about October 1, 2004. The 2004 Annual Report contains our fiscal 2004 Annual Report on Form 10-K filed with the Securities and Exchange Commission, including financial statements and financial statement schedules but excluding exhibits. We will provide without charge to any shareholder of record as of September 17, 2004, and to each person to whom this Proxy Statement is delivered in connection with the Annual Meeting of Shareholders, upon written request of such shareholder or person, a copy of such fiscal 2004 Annual Report and all exhibits to our fiscal 2004 Annual Report on Form 10-K. Any such request should be directed to Delta Apparel, Inc., 2750 Premiere Parkway, Suite 100, Duluth, Georgia, 30097, Attention: Herbert M. Mueller, Vice President.

REPORT OF THE AUDIT COMMITTEE

     The audit committee report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not incorporated by reference in any of our company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after this filing and irrespective of any general language to the contrary.

     The audit committee assists the board of directors in its oversight of the integrity of our company’s financial statements, compliance with legal and regulatory requirements, the qualifications, independence and performance of the independent accountants and the performance of the internal audit function. Management is responsible for the financial statements, internal controls and the financial reporting process. Our independent accountants are responsible for expressing an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards.

     The audit committee hereby reports as follows:

1.	The audit committee has reviewed and discussed the audited financial statements with the company’s management.

2.	The audit committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended.

3.	The audit committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Ernst & Young LLP their independence from the company.

     Based on the review and discussions referred to in paragraphs 1 through 3 above, the audit committee recommended to the board of directors that the audited financial statements should be included in the company’s annual report on Form 10-K for the fiscal year ended July 3, 2004, that was filed with the Securities and Exchange Commission on September 10, 2004.

Audit Committee

David S. Fraser, Chair	Dr. Max Lennon	C.C. Guy

SOLICITATION OF PROXIES

     We will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by mail, our directors, officers and other regular employees may solicit proxies by telephone, telecopy or personal interview for no additional compensation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to beneficial owners of the stock held of record by such persons, and we will reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing. We have engaged Georgeson Shareholder to assist in these contacts with brokerage houses, custodians, nominees and fiduciaries for an estimated fee of $1,000 plus reasonable out-of-pocket expenses.

PROPOSALS OF SECURITY HOLDERS

     Any shareholder who desires to present a proposal at the 2005 Annual Meeting of Shareholders for inclusion in our proxy statement and form of proxy relating to that meeting must submit such proposal to us at our principal executive offices on or before June 3, 2005. Pursuant to the requirements of our bylaws, if a shareholder desires to present a proposal at the 2005 Annual Meeting of Shareholders that will not be included in our proxy statement and form of proxy relating to that meeting, such proposal must be submitted to us at our principal executive offices no later than July 14, 2005 for the proposal to be considered timely.

     The above Notice and Proxy Statement are sent by order of the board of directors.

Martha M. Watson
Secretary

Duluth, Georgia
October 1, 2004

APPENDIX A

NOTWITHSTANDING ANY STATEMENT IN ANY OF OUR PREVIOUS FILINGS UNDER THE
SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS
AMENDED, INCORPORATING FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN
WHOLE OR IN PART, THE AUDIT COMMITTEE CHARTER BELOW SHALL NOT BE INCORPORATED
BY REFERENCE INTO ANY SUCH FILING.

DELTA APPAREL, INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I. PURPOSE

     The primary function of the Audit Committee (the “Committee”) of Delta Apparel, Inc. (the “Company”) is to assist the Board of Directors in fulfilling its oversight responsibilities by overseeing the Company’s auditing, accounting, and financial reporting processes and performance. Consistent with this function, the Committee should encourage continuous improvement of, and should foster compliance with, the Company’s auditing, accounting, and financial reporting policies, processes, and practices at all levels.

     The Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to oversee the financial and reporting processes of the Company, the audits of the financial statements of the Company, and the Company’s internal control system.

•	Appoint (subject, if applicable, to ratification by the Company’s stockholders) from time to time, evaluate, and, when appropriate, replace the registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company (such firm, the “Outside Auditors”), determine the compensation of the Outside Auditors and the other terms of their engagement, and oversee the work of the Outside Auditors. The Company’s Outside Auditors shall report directly to the Audit Committee.

•	Oversee the performance of the Company’s internal audit function.

     The Committee shall primarily fulfill these responsibilities by carrying out the activities set forth in Section IV of this Charter.

II. COMPOSITION

     The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall meet the requirements of the American Stock Exchange listing standards and federal laws and regulations with respect to audit committees and any corporate governance guidelines of the Company, as each may become applicable from time to time. Each member of the Committee shall be free from any material relationship that, in the opinion of the Board, would interfere with his or her exercise of independent business judgment.

     Each member of the Committee shall be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement. At least one member of the

Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the individual’s financial sophistication, including, but not limited to, being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities. In addition, at least one member of the Committee (who may be the same person as the financially sophisticated member) shall possess such qualities and skills as are necessary for him or her to qualify as an “audit committee financial expert,” as defined in U.S. Securities and Exchange Commission (“SEC”) regulations.

     The members of the Committee shall be elected by the Board at the first meeting of the Board of Directors after the Company’s annual stockholders meeting and shall serve until their successors are duly elected and qualified. Unless the Board elects a Chair, the members of the Committee may designate a Chair by a majority vote of the full Committee membership. Vacancies occurring for any reason in the membership of the Audit Committee shall be filled by the Board of Directors.

III. MEETINGS

     The Committee shall meet at least quarterly, or more frequently as circumstances dictate. As part of its job to foster open communications, the Committee should meet at least annually with management, the director of the Company’s internal audit department, and the Outside Auditors in separate executive sessions to discuss any matters that the Committee or any of these groups or individuals believe should be discussed privately.

IV. RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties outlined in Section I of this Charter, the Audit Committee shall:

Documents/Reports Review

1.	Review and reassess, at least annually, the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee deems necessary or valuable.

2.	Review the internal reports to management prepared by the Company’s internal auditing department, any letters of the Outside Auditors to management and management’s responses thereto, and all reports by the Outside Auditors to the Committee.

3.	Review and discuss with management and the Outside Auditors the Company’s financial statements and disclosures made in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” portion of the Company’s Quarterly Reports on Form 10-Q (each, a “Form 10-Q”) and Annual Reports on Form 10-K (each, a “Form 10-K”) prior to their filing. The Committee shall recommend to the Board that the audited annual financial statements of the Company be included in the Company’s Form 10-K.

4.	Review and discuss with management and the Outside Auditors any certification, report, or opinion rendered by the Outside Auditors in connection with a Form 10-K or Form 10-Q and the results of the Outside Auditors’ review of the Company’s financial statements.

5.	Review disclosures made to the Committee by the Chief Executive Officer and Chief Financial Officer during their certification process for the Company’s Forms 10-K and Forms 10-Q or otherwise about (1) any significant deficiencies or material weaknesses in the design or operation of the Company’s internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial information; and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

6.	Review (a) the conclusions of the Company’s Chief Executive Officer and Chief Financial Officer regarding the effectiveness of the Company’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) included in the Company’s periodic reports filed with the Commission, (b) the report of the Company’s management regarding the Company’s internal control over financial reporting included in the Company’s periodic reports filed with the Commission, (c) the attestation report of the Outside Auditors on management’s assessment of internal control over financial reporting included in the Company’s periodic reports filed with Commission, and (d) any change in the Company’s internal control over financial reporting included in the Company’s periodic reports filed with the Commission.

7.	Cause to be prepared and review prior to filing with the Commission, the Committee’s report and the descriptions and disclosures regarding the Committee, its members, policies, and activities, each as required by the rules of the Commission to be included in the Company’s filings with the Commission.

Outside Auditors

8.	Have the sole authority to appoint and replace the Outside Auditors (subject, if applicable, to shareholder ratification). The Committee shall also be responsible for considering the qualifications, independence, and effectiveness of the Outside Auditors, evaluating their performance, overseeing their work (including resolution of disagreements between management and the Outside Auditors regarding financial reporting) and independence, and approving the compensation to be paid to the Outside Auditors and other terms of their engagement. The Outside Auditors shall report directly to the Committee.

9.	Establish and monitor procedures that are designed to ensure that the Outside Auditors do not provide any non-audit services at any time during the audit period that are prohibited pursuant to Section 10A(g) of the Exchange Act.

10.	Pre-approve all audit and non-audit services (including the fees for and terms thereof) required to be pre-approved by the Committee under Section 10A(h) or (i) of the Exchange Act (subject to the de minimis exceptions permitted thereunder). Such approval may be accomplished either by (a) approving the terms of the particular engagement before the engagement, or (b) establishing pre-approval policies and procedures to govern such engagement that are detailed about the particular services to be provided, with the Committee to be informed about each such service on a timely basis.

11.	Obtain and review at least annually a formal written statement from the Outside Auditors, consistent with Independence Standards Board Standard 1, that (a) delineates all relationships between the Outside Auditors and the Company, and (b) confirms that the Outside Auditors are independent under the Securities Act of 1933, as amended, the Exchange Act, and the rules and regulations promulgated thereunder. The Committee shall evaluate and discuss with the Outside Auditors whether the disclosed relationships or services may impact the objectivity and independence of the Outside Auditors and shall take, or recommend that the full Board take, appropriate action to oversee the independence of the Outside Auditors.

12.	Obtain at least annually a certification from the Outside Auditors that the Outside Auditors have not made a report to the Company under Section 10A(b) of the Exchange Act with respect to information detected by the Outside Auditors or information of which the Outside Auditors became aware indicating that an illegal act occurred or may have occurred.

13.	Periodically consult with the Outside Auditors, out of the presence of management, about the Company’s internal controls, the fullness and accuracy of the Company’s financial statements, and the matters required to be discussed by any auditing standard or similar pronouncement, including, without limitation, any difficulties encountered in the course of audit work, any restrictions on the scope of activities or access to requested information, any significant disagreements with management, and any special steps adopted in light of material control deficiencies.

14.	Adopt policies for the Company’s hiring of employees or former employees of the Outside Auditors who participated in any capacity in the audit of the Company.

Financial Reporting Process

15.	Promote an open avenue of communication among the Outside Auditors, financial and senior management, the internal auditing department, the Committee, and the Board of Directors.

16.	In consultation with the Outside Auditors and the internal auditors, review the integrity of the Company’s financial reporting processes, both internal and external.

17.	Review and discuss reports from the Outside Auditors on (a) all critical accounting policies and practices to be used by the Company, (b) all alternative treatments within Generally Accepted Accounting Principles for policies and practices relating to material items that have been discussed with the Company’s management, including the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the Outside Auditors, and (c) other material written communications between the Outside Auditors and the management of the Company such as any management letter or schedule of unadjusted audit differences.

18.	Review and discuss with management and the Outside Auditors significant financial, accounting, and reporting issues, including, without limitation, any significant changes in the Company’s selection or application of accounting principles, complex or unusual transactions, off-balance-sheet structures, and recent professional and regulatory pronouncements.

19.	Approve the appointment of the Company’s senior internal auditor, oversee the internal audit department, and review any material recommended changes in the internal audit department and any material restrictions or limitations upon the scope of work of the Company’s internal auditors.

20.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including, without limitation, the Company’s risk assessment and risk management policies.

21.	Consider and approve, if appropriate, material changes to the Company’s auditing and accounting principles or practices as suggested by the Outside Auditors, management, or the internal auditing department.

22.	Discuss, in consultation with management and the Outside Auditors, any earnings press releases made by the Company, including the use of any non-GAAP financial measures (as defined by Rule 101 of Regulation G promulgated by the Commission), as well as any financial information and earnings guidance provided to analysts and rating agencies (discussions are not required, however, in advance of each earnings press release or provision of financial information or earnings guidance, and the discussions may be general with regard to the types of information to be disclosed and the types of presentations to be made).

23.	Resolve any disagreement among management and the Outside Auditors or internal auditing department in connection with financial reporting.

Process Improvement

24.	Establish regular and separate systems of reporting to the Committee by each of management, the Outside Auditors, and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to the appropriateness of such judgments.

25.	Following completion of the annual audit, review separately with management, the Outside Auditors, and the internal auditing department any material matters that came to the attention of the Committee in connection with the annual audit.

26.	Review with the Outside Auditors, the internal auditing department, and management the extent to which changes or improvements in financial accounting practices, as previously approved by the Committee, have been implemented.

Ethical Compliance

27.	Review, approve, and oversee all related party transactions that are (1) required to be disclosed pursuant to Item 404 of Regulation S-K, or any successor provision, or (2) subject to review and oversight by the Committee pursuant to applicable listing requirements of the American Stock Exchange, and review disclosures of related party transactions made in filings with the Commission.

28.	Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

29.	Review with the Company’s counsel any legal matter that is reasonably likely to have a material impact on the Company’s financial statements, any matter reported to the Committee pursuant to the Attorney Conduct Rules, and any other matter deemed by the Committee to be relevant to the performance of its responsibilities.

30.	Perform any other activities consistent with this Charter, the Company’s Bylaws, and governing law as the Committee or the Board deems necessary or appropriate.

Board Reports/Documentation

31.	Report regularly to the full Board of Directors and provide such recommendations as the Committee deems appropriate.

32.	Maintain minutes or other records of meetings and activities of the Committee.

* * * * * * * * * *

     Although the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with Generally Accepted Accounting Principles and applicable rules and regulations. These are the responsibilities of the Company’s management and, to the extent provided by applicable accounting and auditing standards, the Outside Auditors.

V. AUTHORITY

     In discharging its duties, the Committee is empowered to investigate any matter within the scope of its responsibilities.

     The Committee shall have the authority, without seeking Board approval, to obtain such data, engage such professionals and advisors, and use such other internal and external resources as it determines are necessary or appropriate to fulfill its responsibilities and duties. This authority shall include, without limitation, the authority to consult with the Company’s management and corporate staff, incur administrative expenses, obtain external reports and other materials, and to engage outside advisors, including independent counsel. The Committee shall have the sole authority to approve fees and other terms of engagement for any professional advisors retained by the Committee. The Company must provide for appropriate funding, as determined by the Committee, for the payment of compensation to the Outside Auditors, for the payment of compensation to any advisors employed by the Committee pursuant to this paragraph, and for the payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

     The Committee is hereby vested with all responsibilities and authority required by Rule 10A-3 under the Exchange Act. Where legally permissible, the Committee shall have the authority to delegate such of its responsibilities as the Committee deems necessary or appropriate in its sole discretion.

     Adopted by the Board of Directors on September 29, 2004.

DELTA APPAREL, INC.

PLEASE SIGN, DETACH
AND RETURN PROXY CARD
IN SUPPLIED ENVELOPE

- FOLD AND DETACH HERE -

PROXY	PROXY

DELTA APPAREL, INC.
ANNUAL MEETING, NOVEMBER 11, 2004

Please sign on reverse side and return in the enclosed postage-paid envelope.

The undersigned shareholder of Delta Apparel, Inc., a Georgia corporation, hereby constitutes and appoints Robert W. Humphreys, Herbert M. Mueller and E. Erwin Maddrey II, and each of them, attorneys and proxies on behalf of the undersigned to act and vote at the Annual Meeting of Shareholders to be held at 2750 Premiere Parkway, Suite 100, Duluth, Georgia, on November 11, 2004 at 10:00 A.M., any adjournment or adjournments thereof, and the undersigned instructs said attorneys to vote:

1. Election of Directors:

☐ FOR all nominees listed below	☐	WITHHOLD AUTHORITY
(except as marked to the contrary below)	to vote for all nominees listed below

Messrs. D. S. Fraser, W. F. Garrett, R. W. Humphreys, M. Lennon, E. E. Maddrey II, P. Mazzilli, B. A. Mickel, D. Peterson

(INSTRUCTION: To withhold authority to vote for an individual nominee write that nominee’s name in the space provided below.)

2. Proposal to approve the Delta Apparel, Inc. 2004 Non-Employee Director Stock Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. Proposal to ratify selection of Ernst & Young LLP as independent auditors of Delta Apparel, Inc. for fiscal 2005.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4. At their discretion upon such other matters as may properly come before the meeting.

A majority of said attorneys and proxies who shall be present and acting as such at the meeting or any adjournment or adjournments (or, if only one such attorney and proxy may be present and acting, then that one) shall have and may exercise all the powers hereby conferred.

(over)

- FOLD AND DETACH HERE -

This proxy is solicited on behalf of the board of directors of Delta Apparel, Inc. and will be voted in accordance with the specifications made by the undersigned on the reverse side of this proxy. If not otherwise specified, this proxy will be deemed to grant authority to vote, and will be voted, for election of the directors listed on the reverse side of this proxy, for the approval of proposal 2, and for the approval of proposal 3.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated October 1, 2004 and the Proxy Statement furnished therewith.

Dated this ____________________ day of ________, 2004.
_______________________________________________(Seal)
_______________________________________________(Seal)
NOTE: Signature should agree with name on stock certificate as printed thereon. Executors, administrators, trustees and other fiduciaries should so indicate when signing.

PLEASE DATE, SIGN AND RETURN THIS PROXY. THANK YOU.